Ethan Allen Interiors Inc. GAAP Reconciliation Three and Twelve Months Ended June 30, 2006 and 2005 (in thousands, except per share amounts)	EXHIBIT 99.2

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net Income / Earnings Per Share
Net income	$22,394	$19,511	$85,682	$79,338

Add: restructuring and impairment charge, net of related tax effect	--	--	2,631	--
Net income (excluding restructuring and impairment charge)	$22,394	$19,511	$88,313	$79,338

Earnings per basic share	$0.68	$0.57	$2.58	$2.24

Earnings per basic share (excluding restructuring and impairment charge)	$0.68	$0.57	$2.66	$2.24

Basic weighted average shares outstanding	32,819	34,531	33,210	35,400

Earnings per diluted share	$0.66	$0.56	$2.51	$2.19

Earnings per diluted share (excluding restructuring and impairment charge)	$0.66	$0.56	$2.59	$2.19

Diluted weighted average shares outstanding	33,824	34,960	34,086	36,193

Consolidated Operating Income / Operating Margin
Operating income	$36,851	$32,149	$142,672	$128,978
Add: restructuring and impairment charge	--	--	4,241	--

Operating income (excluding restructuring and impairment charge)	$36,851	$32,149	$146,913	$128,978

Net sales	$272,002	$242,260	$1,066,390	$949,012

Operating margin	13.5%	13.3%	13.4%	13.6%

Operating margin (excluding restructuring and impairment charge)	13.5%	13.3%	13.8%	13.6%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$27,906	$29,291	$125,189	$115,863
Add: restructuring and impairment charge	--	--	4,241	--

Wholesale operating income (excluding restructuring and impairment charge)	$27,906	$29,291	$129,430	$115,863

Wholesale net sales	$177,981	$171,772	$736,134	$663,218

Wholesale operating margin	15.7%	17.1%	17.0%	17.5%

Wholesale operating margin (excluding restructuring and impairment charge)	15.7%	17.1%	17.6%	17.5%

EBITDA
Net income	$22,394	$19,511	$85,682	$79,338
Add: interest expense	2,911	251	9,064	656
Add: income tax expense	13,437	12,162	52,423	50,082
Add: depreciation and amortization	5,458	5,363	21,599	21,338

EBITDA	$44,200	$37,287	$168,768	$151,414

Net sales	$272,002	$242,260	$1,066,390	$949,012

EBITDA as % of net sales	16.2%	15.4%	15.8%	16.0%

EBITDA	$44,200	$37,287	$168,768	$151,414
Add: restructuring and impairment charge	--	--	4,241	--

EBITDA (excluding restructuring and impairment charge)	$44,200	$37,287	$173,009	$151,414

Net sales	$272,002	$242,260	$1,066,390	$949,012

EBITDA as % of net sales	16.2%	15.4%	16.2%	16.0%